CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated November 29, 2022, relating to the financial statements and financial highlights, which appears in CIM Real Assets & Credit Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
January 27, 2023